Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 2 to Form S-1, of our report dated October 22, 2020, relating to the balance sheet of FinTech Acquisition Corp. V as of December 31, 2019 and the related statements of operations, changes in stockholder’s deficit and cash flows for the period from April 22, 2019 (inception) through December 31, 2019, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
November 27, 2020